MEDICALOGIC, INC. STOCK INCENTIVE PLAN

                       RESTRICTED STOCK PURCHASE AGREEMENT

     This Restricted Stock Purchase Agreement ("Agreement") is entered into as of _____, 1999 between MedicaLogic, Inc., an Oregon corporation (the "Company"), and _______ ("Purchaser") and is made pursuant to the Company's Stock Incentive Plan. In consideration of the mutual agreements contained in this Agreement, the parties agree as follows:

     1. Purchase.

          1.1 Purchase Agreement. The Company hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, ______ (______) shares of the Company's common stock (the "Shares") at a purchase price of $____ per share, all on the terms and subject to the conditions of this Agreement.

          1.2 Payment of Purchase Price. Purchaser shall pay for the Shares by delivering to the Company a duly executed note (the "Purchase Note"), substantially in the form of Exhibit A hereto.

          1.3 Delivery of Stock. The Company will issue in Purchaser's name, as promptly after receipt of the Purchase Note as practicable, one or more certificates representing the Shares. To secure its rights under the Repurchase Option described in Section 2, the Company will retain the certificate or certificates representing the Shares. Purchaser will deliver to the Company executed blank stock powers covering the Shares subject to the Repurchase Option, substantially in the form of Exhibit B hereto.

     2. Repurchase Option.

          2.1 Option on Termination of Employment. If Purchaser ceases to be employed by the Company for any reason, or no reason, with or without cause, including death or disability (a "Termination"), the Company shall have an irrevocable, exclusive option (the "Repurchase Option") for a period of 60 days from the date of Termination to purchase all or any portion of the Shares held by Purchaser on the date of the Termination that have not been released from the Repurchase Option as provided in Section 2.3. The right of the Company under the Repurchase Option to purchase any part of the Shares may be assigned in whole or in part to any person or persons designated by the Board of Directors of the Company.

          2.2 Exercise of Option. The Repurchase Option shall be exercised by the Company by delivering to Purchaser (or to Purchaser's executors or administrators, if applicable) a written notice of exercise and a check in the amount of the exercise price set forth in Section 2.4. Notwithstanding the foregoing, the Company may, at its option, elect to reduce the amount payable to Purchaser (or Purchaser's estate, if applicable) upon exercise of a Repurchase Option by an

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amount not in excess of sum of the unpaid principal, if any, and the accrued but unpaid interest, if any, then due on the Purchase Note. Upon delivery of such notice and payment of the exercise price, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased without further action by Purchaser.

          2.3 Release from Repurchase Option. The Shares shall be released from the Repurchase Option ratably over a period of 36 months beginning on the date six months from March 31, 1999 (the "Vesting Reference Date"), so that on sixth (1/6) of the Shares will be released from the Repurchase Option on the sixth month anniversary of the Vesting Reference Date and the remaining five sixths (5/6) of the Shares shall be released from the Repurchase Option ratably over a period of 30 months beginning on the seventh month anniversary of the Vesting Reference Date so that 1/36 of the Shares under the Option shall vest on each monthly anniversary of the Vesting Reference Date beginning on the date seventh month after the Vesting Reference Date; provided, however, that all Shares shall be released immediately from the Repurchase Option in the event (a) Optionee's employment with the Company is terminated by the Company without cause including, without limitation, termination resulting from a reduction in the workforce of the Company, or (b) a Change of Control (as defined below) occurs.

     For purposes of the preceding paragraph, the circumstances in which the Company will have cause to terminate Optionee shall include, without limitation,
(i) any misappropriation by Optionee of funds or property of the Company; (ii) the conviction of or plea of guilty or nolo contendere by Optionee of a felony or any crime involving moral turpitude; (iii) Optionee's engagement in illegal, immoral or similar conduct tending to place Optionee or the Company, by association with Optionee, in disrepute; and (iv) Optionee's nonperformance or gross dereliction of duty which continues after notice from the Company and a reasonable opportunity to cure. For purposes of the preceding paragraph, "Change of Control" means the occurrence of any of the following: (i) the sale, conveyance, or other disposition of all or substantially all of the property or business of the Company, (ii) the merger or consolidation of the Company with any other entity (other than a wholly-owned subsidiary corporation), or the completion of any other transaction or series of related transactions not involving a public offering, in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this provision, "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (a) was a member of such Board of Directors on the date of this agreement or (b) was nominated for election or elected or appointed to such Board of Directors by the Board of Directors at a time when a majority of the Board consisted of Continuing Directors.

     As Shares are released from the Repurchase Option, the Company shall deliver to Purchaser a certificate representing the Shares released; provided, however, that the parties agree that for administrative convenience the Company shall deliver certificates representing the Shares in

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increments of 29,166 2/3 Shares; and provided, further, that in the event that
(i) one or more Shares but fewer than 29,166 2/3 Shares have been released from the Repurchase Option and (ii) it is expected that no more Shares will be released from the Repurchase Option, then the Company shall deliver to Purchaser one or more certificates representing all Shares then released from the Repurchase Option but for which certificates have not been delivered. If, during the time the Company is holding certificates to secure its rights under the Repurchase Option, the outstanding shares of common stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors of the Company in the number and kind of shares the Company shall deliver to Purchaser as Shares are released from the Repurchase Option.

          2.4 Exercise Price. The price to be paid by the Company for the Shares upon exercise of the Repurchase Option shall be $_______ per Share.

     3. Withholding. Upon notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the Shares, Purchaser shall pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, Purchaser shall pay such amount to the Company on demand. If Purchaser fails to pay any amount demanded, the Company shall have the right to withhold such amount from other amounts payable by the Company to Purchaser, including salary, subject to applicable law.

     4. Limitations on Transfer.

          4.1 While Subject to Repurchase Option. Without the written consent of the Company, Purchaser shall not sell, assign, encumber, dispose of or transfer (including transfer by operation of law) any interest in any Shares that have not been released from the Repurchase Option.

          4.2 Stock Transfer Agreement. Upon release from the Repurchase Option, the Shares shall be subject to the terms of any shareholders agreement then in effect, including any amendments or supplements thereto, among the Company and any of its shareholders (a "Shareholders Agreement"), including the transfer restrictions contained therein, and Purchaser agrees that the transfer restrictions and purchase options of any such Shareholders Agreement shall apply to the Shares and agrees to be bound from the date of this Agreement onward by all of the terms and conditions of any such Shareholders Agreement.

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     5. Investment Intent; Restricted Securities. Purchaser represents, warrants and covenants to the Company that the Shares are being acquired by Purchaser for investment for Purchaser's own account only and not with a view to, or resale in connection with, any distribution thereof within the meaning of the Securities Act of 1993, as amended (the "Act"). Purchaser understands and acknowledges that the sale of the Shares has not been registered under the Act or applicable state securities laws, that the Shares must be held indefinitely unless subsequently registered under the Act and applicable state securities laws or unless an exemption from such registration requirement is available, that the Company is under no obligation to register the Shares, and that the certificate or certificates representing the Shares will be stamped with legends substantially in the form specified in Section 7 of this Agreement. Purchaser agrees to comply with the transfer restrictions specified in the legends set forth in Section 7 and on the Share Certificates.

     6. Acknowledgment of Access to Information. Purchaser acknowledges that he, through his position with the Company, has had access to sufficient information regarding the Company's business and financial condition to enable him to make an investment decision regarding the purchase of the Shares. Purchaser acknowledges that he has been provided an opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this offering and to obtain additional information concerning the Company and this offering.

     7. Legend. All certificates representing the Shares shall be endorsed with legends substantially in the following form, in addition to any other legends required by law:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. "

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

          "TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY A SHAREHOLDERS AGREEMENT AMONG THE CORPORATION AND ITS SHAREHOLDERS, WHICH AGREEMENT BY THIS REFERENCE, IS INCORPORATED HEREBY AND MADE A PART HEREOF AS IF FULLY SET FORTH, AND WHICH AGREEMENT, BY ACCEPTANCE OF DELIVERY OF THIS

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     CERTIFICATE, IS ACCEDED TO BY THE HOLDER HEREOF. A COPY OF THE
     SHAREHOLDERS AGREEMENT IS ON FILE WITH THE SECRETARY OF THE
     CORPORATION."

     8. Specific Performance. Purchaser acknowledges and agrees that the Company will suffer irreparable harm if Purchaser fails to comply with the terms of this Agreement, and that monetary damages will be inadequate to compensate the Company for such failure. Accordingly, Purchaser agrees that this Agreement may be enforced by specific performance or other injunctive relief, in addition to any other remedies available at law or in equity.

     9. Notices. Any required or permitted notice shall be given in writing and shall be deemed given upon personal delivery or upon deposit in the United States mail by registered or certified mail, postage prepaid. Any notice to Purchaser shall be addressed to Purchaser at Purchaser's address shown on the corporate records of the Company, and any notice to the Company shall be addressed to the Company at its registered office.

     10. No Right to Employment. Nothing in the Company's Stock Incentive Plan or in this Agreement shall confer upon Purchaser any right to be continued in the employment of the Company or to interfere in any way with the right of the Company to terminate Purchaser's employment at any time for any reason.

     11. Entire Agreement; Amendment; Counterparts. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and may be amended only by written agreement between the Company and Purchaser. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

     12. Successors of Company. This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company and, subject to the restrictions on transfer of this Agreement, shall be binding upon and shall inure to the benefit of Purchaser's heirs, executors, administrators, successors and assigns.

     13. Governing Law, Severability. This Agreement shall be governed by and construed in accordance with the laws of Oregon, without regard to the choice of law rules applied in the courts of such state. If any provisions or provision of this Agreement are found to be unenforceable, the remaining provisions shall nevertheless be enforceable and shall be construed as if the unenforceable provisions were deleted.

     14. Further Action. The parties agree to execute such further instruments and to take such actions as may reasonably be necessary to carry out the intent of this Agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

THE COMPANY:                           MEDICALOGIC, INC.

                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------
                                       Address:  20500 NW Evergreen Parkway
                                                 Hillsboro, OR 97124


PURCHASER:
                                       -----------------------------------------


                                       Address:
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                                                --------------------------------

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